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                                                                   EXHIBIT 10.34

                           OPTION ASSIGNMENT AGREEMENT

         THIS OPTION ASSIGNMENT AGREEMENT ("Agreement") is made by and between NORTH POINT ASSOCIATES LIMITED PARTNERSHIP (Assignor") and ON-SITE SOURCING, INC. ("Assignee"). COMMERCIAL SETTLEMENTS, INC. ("Escrow Agent") joins in this agreement for the purposes set forth below. The effective of this Agreement (the Effective Date") shall be the date on which the last of the Assignor or Assignee sign this Agreement below.

         WHEREAS, pursuant to a Lease Agreement dated November 1, 1989 between Assignor and Virginia Mutual Properties Company ("Virginia Mutual"), as amended by Amendment to Lease Agreement dated July 23, 1992 and by Second Amendment to Lease Agreement dated October 1, 1998 (collectively the "Ground Lease"), Assignor ground leases certain real property owned by Virginia Mutual and comprised of a parcel of land approximately 2.57 acres in size (which parcel of land is more particularly described on Exhibit A hereto), improved with buildings containing approximately 68,750 square feet of space, parking facilities and other improvements, which property is located at 800-840 North Henry Street in Alexandria, Virginia (collectively the "Property").

         AND, WHEREAS, pursuant to an Option Agreement dated November 1, 1989 between Assignor and Virginia Mutual, as amended by Amendment to Option Agreement dated July 23, 1992 and by Second Amendment to Option Agreement dated October 1, 1998 (collectively the "Option Agreement"), Assignor holds an option to purchase the Property from Virginia Mutual.

         AND, WHEREAS, the parties have agreed to enter into this Agreement, whereby Assignee, in lieu of Assignor, will acquire the Property under the Option Agreement, all in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor agrees to assign, transfer and convey all of its rights, title and interests under the Option Agreement to Assignee, and Assignee agrees to accept and assume all such rights, title and interests under the Option Agreement from Assignor, under all of the following terms and conditions:

         1. PRICE/DEPOSIT. The purchase price for this assignment of the Option Agreement (the "Purchase Price") shall be $1,995,000.00 and shall be paid in accordance with the following:

           (A) At the time of execution of this Agreement, Assignee shall pay an amount of $100,000.00 (the "Deposit") to the Escrow Agent, which Deposit shall be held by the Escrow Agent in a federally insured, interest-bearing account at the regional bank with deposits in excess of $500,000,000, and which shall be paid, refunded or otherwise applied to the Purchase Price in accordance with the terms of this Agreement. Any interest earned on the deposit shall be deemed part of the Deposit and paid together with the principal portion of the Deposit according to the terms hereof.

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           (B) Upon expiration of the Study Period described in Section 3 below, without the Assignee terminating this Agreement, the Assignee shall be obligated to increase the Deposit by payment to the Escrow Agent of an additional $100,000.00, for a total Deposit of $200,000.00.

           (C) Upon closing under this Agreement, the remainder of the Purchase Price, beyond the Deposit, subject to closing adjustments and prorations provided herein, shall be paid by wire transfer of funds to Assignor's account, and the Escrow Agent shall pay the Deposit to Assignor. In addition, upon closing and satisfaction of all conditions in this Agreement and in the Option Agreement, Assignee shall be obligated to pay to Virginia Mutual the purchase price for the Property set forth in Section 2 of the Option Agreement in an amount of $5,040,000.00.


         2. DOCUMENTS/INSPECTIONS. The following provisions shall apply with respect to the Assignee's rights to perform due diligence in connection with the
Property:

          (A) Within 3 business days after the date of this Agreement, Assignor shall deliver to Assignee, or cause to be made available for review and copying by Assignee at the offices of Simpson Properties Ltd., copies of all documents or other materials in Assignor's possession or control and relating in any way to the operation, condition or use of the Property. Such documents and other materials shall include, but not be limited to, leases/subleases, rent rolls, financial/operating statements, plats/surveys, title documents, environmental audits, soils/geotechnical reports, economic/financial studies/reports, mortgage/financing documents, tax/utility bills, zoning/permit information, contracts/agreements, notices/correspondence, and any other documents or information related to the Property. However, Assignor shall not be obligated to deliver to the Assignee copies of the Assignor's partnership meeting minutes or other evidence of partnership decisionmaking or information regarding other offers or proposals for purchase of the Property.

          (B) During the entire period in which this Agreement is in effect, Assignee and its employees, consultants, engineers and agents shall have the right, after reasonable advance notice and during business hours, to enter the Property, take samples and soil tests, and otherwise inspect and examine the Property, and to contact any tenants or occupants thereof, for the purpose of determining the suitability of the Property for acquisition. In exercising such rights of entry, Assignee shall not unreasonably interfere with the business or operations of any tenant at the Property. In addition, Assignee shall restore the Property to its present condition to the extent that any physical damage is caused by the exercise of such rights, and Assignee shall indemnify and hold harmless Assignor from any suits, claims or other actions (including attorneys' fees) by any tenant or other party arising from any personal injury or physical damage caused by the exercise by Assignee or its designee of its rights of entry set forth in this paragraph (which indemnity shall survive closing hereunder). Assignor agrees that to the extent necessary for Assignee to exercise the foregoing rights, Assignor shall enforce its rights of entry and other related rights under the Option Agreement.

         3. STUDY/LEGAL REVIEW PERIODS. The following provisions shall apply with respect to the Assignee's rights based on due diligence reviews of documents and the Property:

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         (A) Assignee shall have a period, commencing upon the Effective Date hereof and extending for 60 days thereafter (the "Study Period"), in which to determine in its sole discretion whether to acquire the Property. If Assignee determines in its sole discretion to not acquire the property, then Assignee shall notify Assignor prior to the expiration of the Study Period, and this Agreement shall have no further liability hereunder (except as expressly provided herein). Assignee agrees that upon any such termination, Assignee shall return to Assignor copies of all documents delivered to or copied by Assignee under Section 2(A) hereof, as well as copies of any surveys and third party reports regarding the Property obtained by Assignee. If Assignee shall not so terminate this Agreement, the parties shall proceed to closing in accordance with the terms of this Agreement.

         (B) Promptly after execution of this Agreement, Assignee shall order a title insurance commitment to be issued in connection with the Property and a survey of the Property (the proposed costs of which shall be subject to the reasonable approval of the Assignor). Within 20 business days (the "Legal Review Period") after Assignee's receipt of both the survey (as certified in accordance with the Assignee's specifications) and the title commitment (with all documents listed as exceptions to coverage), Assignee shall notify Assignor in writing of any defect or other reasonable objection Assignee may have to any matters shown (or not shown) on the survey or the title commitment or otherwise relating to zoning of the Property. Assignor shall use commercially reasonable efforts to cure (or cause Virginia Mutual to cure) such title and/or survey defect or other matter so objected to by Assignee in a manner reasonably satisfactory to Assignee. However, if Assignor is unable to cure or remove to Assignee's reasonable satisfaction the matters giving rise to Assignee's objections by a date which is 15 business days after the Assignee's notice of objections (or, if earlier the date scheduled for closing hereunder), thereafter Assignee shall have the right (i) to waive and take title subject to such matters, or (ii) to terminate this Agreement, in which case Assignee shall receive a return of the Deposit, and except if such termination is due to the existence of any matters shown on Exhibit B hereto, Assignor shall reimburse Assignee the amount of all legal fees and other out-of-pocket costs incurred by Assignee in connection with the Property, up to (but not exceeding) an amount of $35,000.00, within 5 days after request of Assignee and presentation of invoices therefor. Upon any such termination and payment of costs by the Assignor, Assignee shall deliver to Assignor copies of any surveys and third party reports regarding the Property obtained by Assignee.

        4. REPRESENTATIONS/WARRANTIES.

           (A) Assignor hereby covenants, represents and warrants to Assignee as follows:

               (1) The documents listed in the recitals hereto comprise the entire Option Agreement and no amendments, documents or agreements have been executed or affect the Option Agreement other than those so listed. The Option Agreement is in full force and effect, has not been modified or amended in any manner, and has not been breached by either


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Assignor or, to the knowledge and belief of the Assignor, Virginia Mutual in any material manner.

                 (2) Assignor has and will deliver to Assignee all documents, materials and information required under Section 1 of this Agreement, and all such documents, materials and information so delivered and those to be delivered to Assignee in connection with the Property and this Agreement shall be true, correct and complete in all respects.

                 (3) Assignor has taken all steps and performed all actions necessary to fully approve the execution, delivery and performance of this Agreement and all transactions (including all additional documents) contemplated herein. The Option Agreement, this Agreement and all other documents and agreements described therein and herein are valid, binding and enforceable against Virginia Mutual and Assignor (respectively) in accordance with their terms. The Option Agreement and this Agreement shall not conflict with or violate any contract, agreement, document or other instrument or any law, regulation or order of any court, agency or other public entity.

                 (4) To the best of Assignor's knowledge and belief, there are no material defects in the foundation or other structural components, the HVAC, electrical, plumbing or other mechanical systems, or the roofs of the building(s) at the Property.

                 (5) To best of Assignor's knowledge and belief, no portions of the Property violate any zoning regulation, building code or other law or regulation, and Assignor has received no notice of any violation or threat of termination or revocation with respect to any permit, approval or license issued in connection with the Property.

                 (6) Except (i) as may be disclosed in that Property Transfer Assessment dated October 17, 1989 and prepared by Versar, Inc. (Job No. 6884.2) a copy of which is to be delivered to Assignee pursuant to Section 2(A) hereof, and (ii) as may be expressly stated in any of the tenant leases delivered to Assignee pursuant to Section 2(A) hereof, Assignor has no knowledge of the existence, storage, disposal or handling of any Hazardous Materials (defined below) on the Property by Assignor, prior owners or any other third parties. Assignor has not received any notices of violation of any Environmental Laws (defined below) with respect to the Property or any adjacent property, and to Assignor's knowledge, Assignor's predecessors' in title have not received notices of violations of any Environmental Laws with respect to the Property. The phrase "Hazardous Materials" shall mean any pollutant, toxic substance, hazardous waste, hazardous materials, hazardous substance or oil as defined in or pursuant to any Environmental Law. The phrase "Environmental Laws" shall mean
(a) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder,
(b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder, and (c) the laws of the State of Virginia relating to the use, storage, handling and disposal of hazardous or dangerous chemicals, substances and waste, and regulations promulgated thereunder.

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                 (7) No litigation, arbitration or other formal legal
proceedings, and no condemnation or eminent domain proceedings, affect the Property or the Assignor, and to Assignor's knowledge no such legal proceedings have been threatened with respect to the Property or the Assignor.

                 (8) All of the leases, subleases and other occupancy agreements encumbering or otherwise affecting the Property (copies of which Assignor is obligated to deliver Assignee under Section 2 above) are in full force and effect without default on the part of the landlord or, to Assignor's knowledge, on the part of the tenant thereunder, except with respect to the tenant, Associated Design, which is in default of its obligations to pay rental increases effective April, 2000 and late payment charges related thereto, and which is generally several weeks late in making other rental payments on a recurring basis.

                 (9) That all commissions and/or fees which may be payable to brokers or agents on account of any leases or other occupancy agreements for space at the Property executed at any time prior to the date of this Agreement, including that which may be payable upon the exercise of options or other rights by tenants after the date of this Agreement, have been paid in full and satisfied.

                 (10) No construction or other work has been performed or is in progress, and no materials have been furnished, in connection with the Property which would support the establishment of a mechanics' lien on the Property or any interest therein.

                 (11) Either no vendor or service contracts or agreements affect the Property or, if any such contracts or agreements do affect the Property, such contracts and agreements can be cancelled without charge or termination fee.

                 (12) Either the Option Agreement may be assigned from Assignor to Assignee without consent of Virginia Mutual or similar requirement or, if such consent is required, such consent has been given in writing without unfulfilled condition or contingency.

         Assignor shall not, by Assignor's act or omission, permit any action to be taken which would cause any of the representations or warranties contained herein to be untrue or inaccurate as of the date of closing hereunder. Assignor shall immediately deliver written notice to Assignee of any event or condition known to Assignor prior to closing which causes a change in the facts relating to the truth or accuracy of any of the representations or warranties set forth herein. However, the foregoing shall not be construed to limit the right of the Assignor to enforce its rights under the leases of tenants at the Property or other third parties with respect to matters occurring up to the date of closing hereunder, provided that Assignor shall not evict or dispossess any tenant from its space at the Property, and any such action by Assignor shall not be deemed a breach of any covenant, representation or warranty hereunder.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OPTION AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED IN

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CONNECTION WITH CLOSING HEREUNDER, THE PROPERTY AS PURCHASED BY ASSIGNEE IS TO
BE IN "AS-IS, WHERE-IS" CONDITION, AND ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT THERETO. NO COVENANTS, REPRESENTATIONS OR WARRANTIES CONTAINED HEREIN SHALL SURVIVE CLOSING EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (AND THEN SUBJECT TO ANY LIMITATIONS WHICH MAY BE PROVIDED HEREIN).

         (B) Assignee hereby covenants, represents and warrants to Assignor as follows:

                 (1) Assignee has taken all steps and performed all actions necessary to fully approve the execution, delivery and performance of this Agreement and all transactions (including all additional documents) contemplated herein. This Agreement and all other documents and agreements described herein are valid, binding and enforceable against Assignee in accordance with their terms.

                 (2) The Assignee intends to purchase the Property for its investment income derived from the leases of tenants at the Property, and for its own use and improvement, and not for the purpose of redeveloping or reselling the Property to third parties for profit.

                 (3) Promptly following expiration of the Study Period (without the Assignee having terminated this Agreement), Assignee shall deliver to Assignor written notice satisfying the requirements of notice by the Purchaser under Section 3 of the Option Agreement.

         Notwithstanding anything to the contrary in this Agreement, except as expressly set forth above or elsewhere in this Agreement, the Option Agreement and in the documents to be delivered in connection with closing hereunder, the Assignee makes no representations or warranties of any kind to the Assignor.

         5. SURVIVAL. If any of the representations or warranties of Assignor set forth in Section 4(A) above shall not be correct in any material respect at the time the same is made or at the time of closing hereunder, as determined by the certificate which restates representations and warranties described herein and to be delivered from Assignor to Assignee at closing, Assignee may terminate this Agreement and receive a return of the Deposit, in addition to having all other remedies available hereunder or by law. Upon closing and conveyance of title to the Property to Assignee without any such termination, the representations and warranties contained in Section 4(A), as restated (and modified based upon changes in condition or knowledge of the Assignor, if applicable) in Assignor's closing certificate to Assignee, shall not be merged into the deed and other documents delivered at closing and shall survive closing
(i) for a period of 180 days with respect to all such representations and warranties set forth in Section 4(A) except for Section 4(A)(9), and (ii) for a period of 270 days with respect to the representation and warranty set forth in
Section 4(A)(9), and any claim or other action for breach of any representation or warranty must be filed within the applicable period or such claim or action shall be extinguished and null and void.


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         6. PRE-CLOSING OBLIGATIONS. The parties to the following covenants and obligations following execution of this Agreement:

                  (A) MAINTAINING OPTION. Assignor shall timely take all actions, pay all monies (including rent under the Ground Lease) and take all other steps appropriate or necessary to keep in full force and effect and to fully perform the Option Agreement and all transactions contemplated therein. Assignor shall not assign, modify, amend or terminate the Option Agreement without the prior written consent of Assignee.

                  (B) EXERCISING NOTICE. Upon the giving of notice described in
Section 4(B)(3) above by the Assignee, Assignor shall deliver such notice to Virginia Mutual as Seller under the Option Agreement.

                  (C) MAINTAINING PROPERTY. During the period prior to closing hereunder, Assignor shall, and use commercially reasonable efforts to cause Virginia Mutual to, (i) maintain the Property in its condition existing as of the date of this Agreement, (ii) observe and perform all duties and obligations of the landlord under each lease for space of the Property, (iii) observe and perform all duties and obligations of the owner (or ground lessee) of the Property under each contract or agreement related to the Property, (iv) pay any and all real property and other taxes, assessments and other charges imposed in any connection with the Property when due without delinquency or delay, and (v) comply in all respects with any and all laws and regulations applicable to the Property or to the ownership or use thereof. During this same period, Assignor shall not, and as applicable shall cause Virginia Mutual to not, (i) enter into any leases, contracts, bonds or other documents or agreements affecting the Property or use thereof in any manner, or (ii) execute any documents, agreements or instruments affecting title to the Property in any manner, or otherwise allow or permit the imposition of any liens, judgments or other encumbrances which affect title to the Property in any manner, without the prior written consent of the Assignee.

                  (D) SERVICE AGREEMENTS. At least 30 days prior to the date of closing hereunder, Assignee shall designate in writing any equipment leases and/or service contracts, copies of which have been delivered to Assignee pursuant to Section 2 hereof, that Assignee elects to assume and continue after closing hereunder. Likewise, Assignor shall terminate any equipment leases and/or contracts or other agreements with third parties for landscaping, trash removal, snow removal, maintenance, repairs or other services related to the operation of the Property, which are not so designated for assumption by Assignee, with such advance notice as is required in each such lease, contract or other agreement, but in all events effective before the date of closing hereunder.



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         7. CONDITIONS TO CLOSING. The parties agree to the following provisions regarding the conditions to closing under this Agreement.

             (A) Notwithstanding anything to the contrary in this Agreement, Assignee shall not be obligated to close under this Agreement unless and until the following conditions have been performed or satisfied (as the case may be):

                 (1) All representations and warranties set forth in Section 4 above shall be true and correct in all material respects, and Assignor shall have performed all covenants to be performed by it as set forth in this Agreement.

                 (2) Assignor shall have executed and delivered all documents and otherwise taken all steps necessary to close on the acquisition of the Property under the Option Agreement.

                 (3) Closing under the Option Agreement shall occur in accordance with the terms of the Option Agreement.

                 (4) Title to the Property, as conveyed by deed from Virginia Mutual to Assignee, shall be as described in Section 8(D) of this Agreement below.

           (B) In the event that by the last date on which closing may occur as scheduled in this Agreement, any of the foregoing conditions have not been performed or satisfied (as the case may be), then Assignee shall have the right to terminate this Agreement and receive a return of the Deposit, without diminution of Assignee's rights and remedies upon any failure of a condition which is a breach or default under this Agreement.

         8. ACQUISITION AND CLOSING. The parties shall perform and close the transaction in accordance with the following provisions:

           (A) PAYMENT OF MONIES. At closing, Assignee shall pay the Purchase Price set forth in Section 1 to Assignor.

           (B) ADJUSTMENTS. The parties shall adjust and prorate the following items as of the day of closing.

                 (1) All real property taxes, assessments and other charges, based on the number of days in the then-current tax/fiscal year elapsed through the date of closing, whether or not such taxes and other charges are payable in advance or in arrears. Assignee shall not be obligated to pay any special or extraordinary assessments or charges payable prior to closing, regardless of the period to which such assessments or charges apply.

                 (2) All rent (including base/minimum rent and percentage rent, if applicable) and all charges for utilities, taxes, insurance, maintenance, and repairs, and all other


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costs and expenses relating to tenants at the Property. Assignee shall not give any credit to the extent that any tenant at the Property shall be delinquent in the payment of rent or other charges at the time of closing, but Assignee shall remit such amounts upon receipt after deductions are made for Assignee's reasonable costs of collection, any applicable management fees, and any current charges due for the period after closing. Assignor shall have the right to forgive or discharge any arrearage in rents applicable to the period prior to the date of closing hereunder.

                 (3) All fees, costs and expenses payable under service or other contracts which Assignee elects to continue after closing.

           (C) CLOSING DATE. The purchase and sale contemplated herein shall close on a date which is 30 days after the expiration of the Study Period (or, if different, on that date dictated by the Option Agreement).

           (D) TITLE AND CONVEYANCE. Title to the Property as conveyed at closing shall be free and clear of all liens, restrictions, easements, claims, judgments and other encumbrances and free and clear of any leases and tenancies, except for the matters set forth in any commitment for title insurance issued to Assignee and not objected to or waived by Assignee as described hereinabove, and except for that which is so objected to by Assignee but cured or caused to be cured by Assignor to Assignee's reasonable satisfaction. In all events, at or before closing, Assignor will (i) cause the Ground Lease to be terminated and all leases and subleases of occupants at the Property to be assigned to Assignee such that Assignee, as owner of the Property, is the sole recipient and beneficiary of the rents and other obligations of the tenants thereunder, (ii) cause to be removed, paid off, released and/or discharged by closing any bond, mortgage or other lien, or other evidence of a monetary charge against the Property, and (iii) cause to be released and/or discharged any encumbrance affecting title to the Property and arising subsequent to the date of the title commitment referred to hereinabove.

            (E) CLOSING DOCUMENTS.


                 (1) At closing, Assignor shall execute and deliver to Assignee (or cause to be executed and delivered to Assignee) the following documents, all of which shall be in form and substance satisfactory to Assignee in its reasonable discretion:

                         (a) An assignment of all rights, title and interests of
the Assignor in the Option Agreement to Assignee.

                         (b) A special warranty deed of the Property in the form
provided in the Option Agreement.

                         (c) An assignment of all leases, contracts and other
agreements and all guaranties, warranties, permits, licenses and approvals to be assigned to, and assumed by, Assignee hereunder.


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                         (d) A bill of sale transferring to Assignee any and all
personal property owned by the Assignor and relating to the Property.

                         (e) Written evidence of Assignor's power and authority
to enter into this transaction and to deliver the documents required at closing.

                         (f) Such written statements or affidavits as are
reasonably necessary to induce the Assignee's title insurer to insure Assignee against liens for non-payment of real property taxes or work performed by contractors, suppliers and brokers at any time before closing.

                         (g) A written certificate and affidavit, in form and
substance reasonably satisfactory to Assignee, that all representations and warranties contained in Section 4 of this Agreement above remain, as of the date of closing, true and correct in every material respect as when first made hereunder (or as otherwise disclosed by Assignor, whereupon Assignee shall have the rights resulting from inaccuracies in representations and warranties set forth herein).

                         (h) An affidavit satisfying the requirements of the
Foreign Investors in Real Property Tax Act, as amended.

                         (i) A settlement statement for the transaction setting
forth the purchase price, all closing costs and all prorations and adjustments.

                         (j) Any other documents or instruments which are
necessary or appropriate to consummate the transactions contemplated in this Agreement.

                 (2) At closing, Assignee shall execute and deliver to Assignor the following documents, all of which shall be in form and substance satisfactory to Assignor in its reasonable discretion:

                         (a) The assignment of all rights, title and interests
of the Assignor in the Option Agreement.

                         (b) The assignment of all leases, contracts and other
agreements and all guaranties, warranties, permits, licenses and approvals to be assigned to, and assumed by, Assignee as of the date of closing hereunder.

                         (c) The settlement statement for the transaction
setting forth the purchase price, all closing costs and all prorations and adjustments.

                         (d) Any other documents or instruments which are
necessary or appropriate to consummate the transactions contemplated in this Agreement.

           (F) POSSESSION. Possession of the Property shall be delivered to Assignee upon closing under this Agreement and under the Option Agreement.

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           (G) CLOSING COSTS. Assignor shall be responsible for paying (or causing Virginia Mutual to pay) the costs of the survey obtained by Assignee. Assignee shall pay all costs of the examination of title and all title insurance policy premiums and all costs of its own due diligence on the Property conducted in the Study Period (except the cost of the survey). Assignor and Assignee shall each pay the costs of its own counsel.

         9. CASUALTY/CONDEMNATION. If between the date hereof and the date of closing, (i) condemnation proceedings are commenced against 10% or more of the acreage of the Property, any leaseable space therein or any points of access thereto (a "Condemnation Event"), or (ii) any fire or other casualty occurs to more than 20% of the building at the Property, as determined with reference to the square footage of the building (a "Casualty Event"), Assignee may terminate this Agreement and receive a return of its Deposit. If any casualty or condemnation occurs which does not rise to the level of a Casualty or Condemnation Event, or if any such Casualty or Condemnation Event occurs but Assignee elects not to terminate this Agreement, Assignee shall proceed to closing hereunder, in which case all proceeds of condemnation awards or property insurance payable by reason of such condemnation or casualty shall be paid or assigned to Assignee, and the Assignee shall receive a credit against the Purchase Price equal to the amount of any deductible (or self-insurance) under any applicable insurance.

         10. DEFAULT/REMEDIES.

           (A) ASSIGNOR'S DEFAULT. If Assignor breaches any covenant, warranty or representation contained in this Agreement, the Assignee shall have, in addition to any other remedies provided herein, any and all rights and remedies available at law, including an action for damages and an immediate refund of the Deposit, and in equity, including specific performance.

           (B) ASSIGNEE'S DEFAULT. If Assignee breaches any covenant, warranty or representation contained in this Agreement, then Assignor shall upon written notice to Assignee have the right to terminate this Agreement and receive the Deposit as liquidated damages (and, except as expressly provided in this paragraph below, as its sole remedy hereunder), whereupon Assignee shall deliver to Assignor copies of all documents and records in Assignee's possession related to the Property.

           (C) ATTORNEYS' FEES. In the Event of any court suit, arbitration or other formal legal proceedings between the parties related the Property or this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party a reimbursement of all attorneys' fees and other costs and expenses incurred in connection with such proceeding.

         11. ESCROW AGENT. The Escrow Agent agrees to hold and apply the Deposit in accordance with the terms and conditions of this Agreement. The Escrow Agent shall invest the Deposit as directed in Section 1(A) hereof. The following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent:

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           (A) The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party's receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction, notice or evidence.

           (B) The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct or gross negligence.

           (C) Provided that the Escrow Agent complies with the directions for investment of the Deposit set forth in Section 1(A) of this Agreement, the Escrow Agent shall not be responsible for the solvency or financial stability of any financial institution with which Escrow Agent invests funds escrowed hereunder.

           (D) The Escrow Agent shall be reimbursed on an equal basis by Assignee and Assignor for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

           (E) In the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

         12. MISCELLANEOUS.


           (A) ASSIGNMENT. Assignee shall have the right to assign this Agreement to any subsidiary or affiliate prior to closing hereunder or take title in the name of a nominee, provided that Assignor is notified of such assignment and the assignee assumes this Agreement. Any assignment by Assignee to any other party must be subject to the Assignor's prior approval. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

           (B) STATUTORY RIGHTS. Any covenants, representations and/or warranties contained in this Agreement, regardless of whether or not to survive closing hereunder, shall not limit or affect in any manner any statutory or other legal rights otherwise available to the party benefited thereby under federal, state or local laws and/or regulations.

            (C) NOTICES. All notices or other communications given in connection with this Agreement shall be (i) in writing, (ii) sent by hand delivery, overnight courier, certified mail or confirmed facsimile transmission, and (iii) addressed to the parties as follows (or to such other addresses as are given for the purpose of notices):

                                    Assignor's notice address:

                                    c/o West*Group
                                    1600 Anderson Road
                                    McLean, VA  22102
                                    Attn: Charles H. Smith
                                    Fax #: (703) 790-5605

                                    Assignee's notice address:

                                    1111 North 19th Street
                                    Arlington, VA  22209
                                    Attn: Jason Parikh
                                    Fax #: (703) 276-1172

                                    With a copy to:

                                    Wilmer, Cutler & Pickering
                                    100 Light Street, Suite 1300
                                    Baltimore, Maryland  21202
                                    Attn:  T.E.D. Millspaugh
                                    Fax #: (410) 986-2828

                                    Escrow Agent's notice address:

                                    1413 K Street, N.W.
                                    Washington, D.C.  20005
                                    Attn:  David Nelson, Esq.
                                    Fax #: (202) 737-4108

            (D) ENTIRE AGREEMENT. This Agreement contains all agreements of the parties with respect to the Property prior to the date hereof and supersedes any prior discussions, contracts or other agreements with respect thereto. No modifications to this Agreement shall be binding unless signed by the party against whom such modification is sought to be enforced.

            (E) BROKERAGE. Each of Assignor and Assignee represents and warrants to the other that it has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement, except for the Simpson Properties Ltd. And RE/Max Elite Properties, to whom Assignee shall pay a commission according to separate agreement. Furthermore, each of Assignor and Assignee indemnifies and holds the other harmless from and against any losses, damages, costs or expenses (including attorneys' fees) incurred by such other party due to a breach of the foregoing warranty and representation. The foregoing indemnity shall survive closing.

            (F) PERPETUITIES. If the rule against perpetuities would invalidate this Agreement or any portion hereof, due to the potential failure of an interest in property created therein to vest within a particular time, then notwithstanding anything to the contrary therein, each such interest in property must vest, if at all, before the passing of 10 years from the date of this Agreement, or this Agreement shall become automatically null and void upon the expiration of such 10 year period and the parties shall have no further liability hereunder.

            (G) TIMING. The phrase "business days" as used herein shall mean the days of Monday through Friday, excepting only federal holidays. The phrase "calendar days" as used herein shall mean all days of the week, including all holidays. Time is of the essence with respect to each and every term, condition and provision of this Agreement.

            (H) WAIVERS. No exercise or waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy, except as otherwise provided in this Agreement. No delay, forbearance or neglect on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof.

            (I) SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

            (J) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed to be a single instrument.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date set forth in the first paragraph above.


                                       NORTH POINT ASSOCIATES
                                       LIMITED PARTNERSHIP

                                       By: North Point Corporation, General Partner


__________________________             By: /s/ Charles H. Smith       (SEAL)
Witness                                   -------------------------
                                       Name:  Charles H. Smith
                                             ----------------------
                                       Title: President
                                             ----------------------
                                       Date:  July 27, 2000
                                             ----------------------


                                       ON-SITE SOURCING,INC.


__________________________             By:  /s/ Chris Weiler         (SEAL)
Witness                                   -------------------------
                                       Name:  Chris Weiler
                                             ----------------------
                                       Title:  President
                                             ----------------------
                                       Date:    7/27/00
                                             ----------------------

                                       COMMERCIAL SETTLEMENTS, INC.


__________________________             By:  ______________________(SEAL)
Witness                                Name:  ____________________
                                       Title:  ___________________
                                       Date:  ____________________


ATTACHMENTS
Exhibit A - Legal Description of Parcel
Exhibit B - List of Title Matters

         IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date set forth in the first paragraph above.

                                       NORTH POINT ASSOCIATES
                                       LIMITED PARTNERSHIP

                                       By: North Point Corporation, General Partner


__________________________             By:  _______________________________(SEAL)
Witness                                Name:  _____________________________
                                       Title:  ____________________________
                                       Date:  _____________________________



                                      ON-SITE SOURCING,INC.


__________________________            By:  _______________________________(SEAL)
Witness                               Name:  _____________________________
                                      Title:  ____________________________
                                      Date:  _____________________________


                                      COMMERCIAL SETTLEMENTS, INC.


 /s/ Illegible                       By:  /s/ David P. Nelson             (SEAL)
- -------------------------                 --------------------------------
Witness                              Name:  David P. Nelson
                                           -------------------------------
                                     Title:  Vice President
                                           -------------------------------

ATTACHMENTS
Exhibit A - Legal Description of Parcel
Exhibit B - List of Title Matters

                                    EXHIBIT A

                              PROPERTY DESCRIPTION


            All that certain land, with the improvements thereon, situate in the City of Alexandria, Virginia, and more particularly described as follows:

            Lot 501 through 511 of division of property of Mason-Stanley Building Corporation as the same appears duly dedicated, platted and recorded in Deed Book 428, page 337, among the land records of the City of Alexandria, Virginia.

            TOGETHER with all and singular the ways, easements, rights, privileges and appurtenances to the same belonging or in anywise appertaining, and all the estate, right, title, interest, and claim, either in law or equity, or otherwise, of the said party of the first part, of, in, to, or out of the said land and premises.


         Being the same premises conveyed to Virginia Mutual Properties Company by deed recorded in Deed Book 1174 at page 652 among the land records of the City of Alexandria.

                                    EXHIBIT B


1.       Real property taxes for the current year but not yet due and payable.


2. Parking easement over Lots 503 through 509 shown on plat recorded in Deed Book 428 at page 337, and also shown on plat prepared by Holland Engineering, CLS, dated March,1986.


3. Power lines and poles as shown on survey by Holland Engineering, CLS, dated March, 1986


4.       The following unrecorded leases:


         806 NORTH HENRY
         Lease between North Point Associates Limited Partnership ("NPALP") and Potomac Partners, Inc. dated December 31, 1998, with term from January 1, 1999 through December 31, 1999, and continuing quarterly thereafter.

         810 NORTH HENRY
         Lease between NPALP and Duron, Inc. dated March 15, 1993 with term from July 1, 1993 through February 28th, 2003.

         814 NORTH HENRY
         Lease between NPALP and Associated Design & Manufacturing dated April 1, 1996, as amended by a First Lease Amendment dated April 1, 1999 with a term ending on March 31, 2002.

         822 NORTH HENRY
         Lease between NPALP and Associated Design & Manufacturing dated April 1, 1996, as amended by a First Lease Amendment dated April 1, 1999 with a term ending on March 31, 2002.

         828 NORTH HENRY
         Lease between NPALP and Commonwealth Scientific Corporation dated August 14, 1996 for a term from September 15, 1996 through September 14, 2001.

                SECOND AMENDMENT TO OPTION ASSIGNMENT AGREEMENT


         This Second Amendment to Option Assignment Agreement ("SECOND AMENDMENT") is made as of September 29, 2000, by and between North Point Associates Limited Partnership ("ASSIGNOR") and On-Site Sourcing, Inc. ("ASSIGNEE").

                                    RECITALS


         WHEREAS, pursuant to a Lease Agreement dated November 1, 1989 between Assignor and Virginia Mutual Properties Company ("VIRGINIA MUTUAL"), as amended ("GROUND LEASE"), Assignor ground leases certain real property owned by Virginia Mutual and comprised of a parcel of land located at 800-840 North Henry Street in Alexandria, Virginia, which parcel of land is more particularly described on Exhibit A to the Ground Lease ("PROPERTY").

         WHEREAS, pursuant to an Option Agreement date November 1, 1989 between Assignor and Virginia Mutual, as amended, Assignor holds an option to purchase the Property from Virginia Mutual;

         WHEREAS, pursuant to a certain Option Assignment Agreement (the "Option Assignment Agreement") dated as of July 27, 2000, Assignee, in lieu of Assignor, will acquire the Property;

         WHEREAS, pursuant to a Second Amendment to Option Assignment Agreement dated September 25, 2000, the Study Period (as such term is defined in the Option Assignment Agreement) under the Option Assignment Agreement was extended through September 29, 2000;

         WHEREAS, the parties desire to further extend the Study Period in accordance with the terms of this Second Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1. EXTENSION OF STUDY PERIOD. The Study Period is hereby extended through Friday, October 6, 2000.

2. NO OTHER MODIFICATION. All other terms and conditions of the Option Assignment Agreement (including any and all amendments thereto) shall remain the same, and the parties do hereby affirm their covenants and obligations therein.

         IN WITNESS WHEREOF, the parties hereto execute this Second Amendment as of the day and year first written above.


                                  ASSIGNOR

                                  NORTH POINT ASSOCIATES
                                  LIMITED PARTNERSHIP

                                  By:  North Point Corporation, General Partner


                                  By:  /s/ C.H. Smith
                                      --------------------------------
                                  Name:  C.H. Smith
                                      --------------------------------
                                  Title:  President
                                      --------------------------------


                                  ASSIGNEE


                                  ON-SITE SOURCING,INC.


                                  By:  _______________________________
                                  Name:  _____________________________
                                  Title:  ____________________________

         IN WITNESS WHEREOF, the parties hereto execute this Second Amendment as of the day and year first written above.



                                   ASSIGNOR

                                   NORTH POINT ASSOCIATES
                                   LIMITED PARTNERSHIP

                                   By:  North Point Corporation, General Partner


                                   By:  _______________________________
                                   Name:  _____________________________
                                   Title:  ____________________________



                                    ASSIGNEE


                                    ON-SITE SOURCING,INC.


                                    By:   /s/ Jason Parikh
                                         ---------------------------------
                                    Name:  Jason Parikh
                                         ---------------------------------
                                    Title:  CFO
                                         ---------------------------------

                 FIRST AMENDMENT TO OPTION ASSIGNMENT AGREEMENT


         This First Amendment to Option Assignment Agreement ("FIRST AMENDMENT") is made as of September 25, 2000, by and between North Point Associates Limited Partnership ("ASSIGNOR") and On-Site Sourcing, Inc. ("ASSIGNEE").


                                    RECITALS


         WHEREAS, pursuant to a Lease Agreement dated November 1, 1989 between Assignor and Virginia Mutual Properties Company ("VIRGINIA MUTUAL"), as amended ("GROUND LEASE"), Assignor ground leases certain real property owned by Virginia Mutual and comprised of a parcel of land located at 800-840 North Henry Street in Alexandria, Virginia, which parcel of land is more particularly described on Exhibit A to the Ground Lease ("PROPERTY").

         WHEREAS, pursuant to an Option Agreement date November 1, 1989 between Assignor and Virginia Mutual, as amended, Assignor holds an option to purchase the Property from Virginia Mutual;

         WHEREAS, pursuant to a certain Option Assignment Agreement (the "OPTION ASSIGNMENT AGREEMENT") dated as of July 27, 2000, Assignee, in lieu of Assignor, will acquire the Property; and

         WHEREAS, the parties desire to extend the Study Period (as such term is defined in the Option Assignment Agreement) under the Option Assignment Agreement in accordance with the terms of this First Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1. EXTENSION OF STUDY PERIOD. The Study Period is hereby extended to 5:00 pm eastern standard time on September 29, 2000.

2. NO OTHER MODIFICATION. All other terms and conditions of the Option Assignment Agreement shall remain the same, and the parties do hereby affirm their covenants and obligations therein.

         IN WITNESS WHEREOF, the parties hereto execute this First Amendment as of the day and year first written above.



                                ASSIGNOR

                                NORTH POINT ASSOCIATES
                                LIMITED PARTNERSHIP

                                By:  North Point Corporation, General Partner


                                By:  _______________________________
                                Name:  _____________________________
                                Title:  ____________________________



                                ASSIGNEE


                                ON-SITE SOURCING,INC.


                                By:  /s/ Jason Parikh
                                    --------------------------------
                                Name:  Jason Parikh
                                    --------------------------------
                                Title:  CFO
                                    --------------------------------

         IN WITNESS WHEREOF, the parties hereto execute this First Amendment as of the day and year first written above.



                               ASSIGNOR


                               NORTH POINT ASSOCIATES
                               LIMITED PARTNERSHIP

                               By:  North Point Corporation, General Partner


                               By: /s/ C.H. Smith
                                   ---------------------------------
                               Name:  C.H. Smith
                                   ---------------------------------
                               Title:  President
                                   ---------------------------------


                               ASSIGNEE


                               ON-SITE SOURCING,INC.


                               By:  _______________________________
                               Name:  _____________________________
                               Title:  ____________________________